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                                                                Exhibit No. 99.1
Report of Independent Auditors




The Board of Directors and Shareholders
Cooper Industries, Inc.

We have audited the accompanying consolidated balance sheet of Cooper Industries, Inc. as of December 31, 1993 and 1992, and the related statements of consolidated results of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cooper Industries, Inc. at December 31, 1993 and 1992, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 4 of the Notes to Consolidated Financial Statements, in 1992 the Company changed its methods of accounting for postretirement benefits other than pensions, income taxes and postemployment benefits.


/s/ Ernst & Young


Houston, Texas
January 24, 1994,
except for Note 1, as to which
the date is September 30, 1994





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